Exhibit 99.1
Clear Channel Outdoor Holdings, Inc. Reports Results
for the Third Quarter of 2024
----------------
San Antonio, TX, October 31, 2024 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter ended September 30, 2024.
“Our third quarter consolidated revenue of $559 million increased 6.1%, or 5.7% excluding movements in foreign exchange rates, with growth across all of our business segments,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “Our America segment delivered a revenue increase of 5.0% during the period, reflecting improved national advertising sales and growth across all regions.
“We continue to pursue a range of initiatives aimed at leveraging our technology investments and enhanced sales teams to maximize our performance in the U.S. Utilizing our digital expertise and RADAR data analytics resources, we are making inroads into verticals that have traditionally not relied on out-of-home to reach their target audiences. We have also secured, effective November 1, 2024, a large 15-year contract for roadside advertising assets controlled by the New York MTA. These initiatives have broadened our revenue base as we pursue growth opportunities.
“Our business is performing well, and we remain on track to deliver on our full year 2024 consolidated financial guidance. We are committed to executing our strategic plan, including continuing the sales processes related to our international businesses. Our ultimate goals include organically growing cash flow and reducing leverage on our balance sheet.”
Financial Highlights:
Financial highlights for the third quarter of 2024 as compared to the same period of 2023, including financial highlights excluding movements in foreign exchange rates (“FX”)1:

(In millions)	Three Months Ended September 30, 2024	% Change
Revenue:
Consolidated Revenue[2]	$559.0	6.1%
Excluding movements in FX1,2	556.7	5.7%
America Revenue	292.8	5.0%
Airports Revenue	82.3	9.0%
Europe-North Revenue	166.4	11.4%
Excluding movements in FX1	162.2	8.6%

Net Loss:
Loss from Continuing Operations	(31.5)	(38.3)%

Adjusted EBITDA[1]:
Adjusted EBITDA[1,2]	142.8	2.6%
Excluding movements in FX1,2	141.9	1.9%
America Segment Adjusted EBITDA[3]	128.4	5.8%
Airports Segment Adjusted EBITDA[3]	16.9	9.0%
Europe-North Segment Adjusted EBITDA[3]	28.3	(0.5)%
Excluding movements in FX1	27.2	(4.5)%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Financial highlights exclude results of discontinued operations. See “Supplemental Disclosures” section herein for more information.
3Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.

Guidance:
Our expectations for the fourth quarter of 2024 are as follows:

	Fourth Quarter of 2024		% change from prior year
(in millions)	Low	High	Low	High
Consolidated Revenue[1,2]	$628	$653	(1)%	3%
America	308	318	3%	7%
Airports	111	116	—%	4%
Europe-North[1]	185	195	(4)%	2%
1Excludes movements in FX
2Excludes results of discontinued operations
We have updated our full year 2024 guidance from the guidance previously provided in our earnings release issued on August 7, 2024, as follows:

	Full Year of 2024		% change from prior year
(in millions)	Low	High	Low	High
Consolidated Revenue[1,2]	$2,222	$2,247	4%	6%
America	1,141	1,151	4%	5%
Airports	356	361	14%	16%
Europe-North[1]	648	658	5%	6%
Loss from Continuing Operations[1]	(165)	(150)	5%	(5)%
Adjusted EBITDA[1,2,3]	560	580	5%	8%
AFFO[1,2,3]	90	105	8%	26%
Capital Expenditures[2]	130	140	(10)%	(3)%
1Excludes movements in FX
2Excludes results of discontinued operations
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Expected results and estimates may be impacted by factors outside of the Company’s control, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements” herein.

Results:
Results provided herein exclude amounts related to discontinued operations for all periods presented.
Revenue:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
Revenue:
America	$292,821	$278,760	5.0%	$832,805	$802,326	3.8%
Airports	82,331	75,558	9.0%	245,476	200,392	22.5%
Europe-North	166,361	149,366	11.4%	470,489	427,778	10.0%
Other	17,475	23,102	(24.4)%	50,511	64,530	(21.7)%
Consolidated Revenue	$558,988	$526,786	6.1%	$1,599,281	$1,495,026	7.0%

Revenue excluding movements in FX1:
America	$292,821	$278,760	5.0%	$832,805	$802,326	3.8%
Airports	82,331	75,558	9.0%	245,476	200,392	22.5%
Europe-North	162,209	149,366	8.6%	463,374	427,778	8.3%
Other	19,299	23,102	(16.5)%	52,624	64,530	(18.5)%
Consolidated Revenue excluding movements in FX	$556,660	$526,786	5.7%	$1,594,279	$1,495,026	6.6%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Revenue for the third quarter of 2024, as compared to the same period of 2023:
America: Revenue up 5.0%:
•Revenue up in all regions driven by increased demand for both digital and printed billboards and the deployment of new digital billboards
•Digital revenue up 8.4% to $105.8 million from $97.6 million
•National sales comprised 36.3% of America revenue
Airports: Revenue up 9.0%:
•Strong advertising demand, with growth led by the Port Authority of New York and New Jersey airports
•Digital revenue up 0.8% to $42.1 million from $41.8 million
•National sales comprised 58.6% of Airports revenue
Europe-North: Revenue up 11.4%; excluding movements in FX, up 8.6%:
•Revenue up in most countries due to increased demand, most significantly in Sweden; partially offset by loss of transit contract in Norway
•Digital revenue up 15.4% to $96.7 million from $83.8 million; digital revenue, excluding movements in FX, up 12.4% to $94.2 million
Other: Revenue down 24.4%; excluding movements in FX, down 16.5%:
•Loss of contract in Singapore

Direct Operating and SG&A Expenses1:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
Direct operating and SG&A expenses:
America	$164,553	$157,456	4.5%	$482,571	$470,158	2.6%
Airports	65,406	60,038	8.9%	190,485	162,274	17.4%
Europe-North	138,679	121,154	14.5%	394,942	366,706	7.7%
Other	15,808	19,812	(20.2)%	50,475	57,360	(12.0)%
Consolidated Direct operating and SG&A expenses[2]	$384,446	$358,460	7.2%	$1,118,473	$1,056,498	5.9%

Direct operating and SG&A expenses excluding movements in FX3:
America	$164,553	$157,456	4.5%	$482,571	$470,158	2.6%
Airports	65,406	60,038	8.9%	190,485	162,274	17.4%
Europe-North	135,663	121,154	12.0%	389,426	366,706	6.2%
Other	17,394	19,812	(12.2)%	52,650	57,360	(8.2)%
Consolidated Direct operating and SG&A expenses excluding movements in FX	$383,016	$358,460	6.9%	$1,115,132	$1,056,498	5.5%
1“Direct operating and SG&A expenses” as presented throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).
2Includes restructuring and other costs of $1.0 million and $0.3 million during the three months ended September 30, 2024 and 2023, respectively, and $2.5 million and $0.8 million during the nine months ended September 30, 2024 and 2023, respectively.
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Direct operating and SG&A expenses for the third quarter of 2024, as compared to the same period of 2023:
America: Direct operating and SG&A expenses up 4.5%:
•Lower property taxes in prior year related to a legal settlement
•Higher compensation costs driven by higher variable-incentive compensation, increased headcount and pay increases
•Higher production, installation and maintenance costs associated with revenue growth
•Site lease expense down 4.7%, to $85.9 million from $90.1 million, driven by the renegotiation of an existing contract and a decrease in estimated lessor property taxes in certain lease arrangements
Airports: Direct operating and SG&A expenses up 8.9%:
•Site lease expense up 9.1%, to $51.5 million from $47.2 million, driven by higher revenue and lower rent abatements
Europe-North: Direct operating and SG&A expenses up 14.5%; excluding movements in FX, up 12.0%:
•Site lease expense up 8.4%, to $60.3 million from $55.6 million; site lease expense, excluding movements in FX, up 6.2% to $59.0 million driven by higher revenue and new contracts, partially offset by contract loss in Norway
•Higher property taxes and higher rental costs for additional digital displays
•Higher compensation costs driven by pay increases and variable-incentive compensation
Other: Direct operating and SG&A expenses down 20.2%; excluding movements in FX, down 12.2%
•Loss of contract in Singapore

Corporate Expenses:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
Corporate expenses[1]	$40,948	$34,931	17.2%	$125,778	$129,427	(2.8)%
Corporate expenses excluding movements in FX2	40,925	34,931	17.2%	125,401	129,427	(3.1)%
1Includes restructuring and other costs of $1.4 million and $0.6 million during the three months ended September 30, 2024 and 2023, respectively, and $5.2 million and $20.2 million during the nine months ended September 30, 2024 and 2023, respectively. Restructuring and other costs for the nine months ended September 30, 2023 include an expense of $19.0 million recorded for the resolution of the investigation of the Company’s former indirect, non-wholly-owned subsidiary, Clear Media Limited.
2This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Corporate expenses for the third quarter of 2024, as compared to the same period of 2023, up 17.2%:
•Higher employee compensation costs, mainly driven by insurance benefits and share-based compensation
•Higher legal costs associated with property and casualty settlements
Loss from Continuing Operations:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
Loss from continuing operations	$(31,543)	$(51,082)	(38.3)%	$(168,519)	$(182,493)	(7.7)%

Adjusted EBITDA1:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
Segment Adjusted EBITDA[2]:
America	$128,372	$121,335	5.8%	$350,816	$332,213	5.6%
Airports	16,925	15,522	9.0%	55,089	38,120	44.5%
Europe-North	28,314	28,444	(0.5)%	75,288	61,850	21.7%
Other	1,950	3,290	(40.7)%	2,156	7,170	(69.9)%
Total Segment Adjusted EBITDA	175,561	168,591	4.1%	483,349	439,353	10.0%
Adjusted Corporate expenses[1]	(32,787)	(29,375)	11.6%	(100,949)	(94,124)	7.3%
Adjusted EBITDA[1]	$142,774	$139,216	2.6%	$382,400	$345,229	10.8%

Segment Adjusted EBITDA excluding movements in FX1:
America	$128,372	$121,335	5.8%	$350,816	$332,213	5.6%
Airports	16,925	15,522	9.0%	55,089	38,120	44.5%
Europe-North	27,152	28,444	(4.5)%	73,674	61,850	19.1%
Other	2,182	3,290	(33.7)%	2,102	7,170	(70.7)%
Total Segment Adjusted EBITDA	174,631	168,591	3.6%	481,681	439,353	9.6%
Adjusted Corporate expenses excluding movements in FX1	(32,765)	(29,375)	11.5%	(100,599)	(94,124)	6.9%
Adjusted EBITDA excluding movements in FX1	$141,866	$139,216	1.9%	$381,082	$345,229	10.4%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
AFFO1:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
AFFO[1,2]	$26,850	$24,612	9.1%	$35,864	$9,807	NM
AFFO excluding movements in FX1,2	25,968	24,612	5.5%	34,482	9,807	NM
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Percentage changes that are so large as to not be meaningful have been designated as “NM.”
Capital Expenditures:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
America	$13,406	$16,148	(17.0)%	$35,679	$51,844	(31.2)%
Airports	3,188	3,072	3.8%	6,634	10,382	(36.1)%
Europe-North	9,707	7,851	23.6%	23,835	18,998	25.5%
Other	1,123	1,577	(28.8)%	3,217	4,534	(29.0)%
Corporate	3,101	4,022	(22.9)%	8,029	10,678	(24.8)%
Consolidated capital expenditures	$30,525	$32,670	(6.6)%	$77,394	$96,436	(19.7)%

Markets and Displays:
As of September 30, 2024, we operated more than 311,000 print and digital out-of-home advertising displays in 19 countries as part of our continuing operations, with the majority of our revenue generated by operations in the U.S. and Europe. As of September 30, 2024, we had presence in 81 Designated Market Areas (“DMAs”) in the U.S., including 43 of the top 50 U.S. markets, and in 12 countries throughout Europe, excluding markets that are considered discontinued operations.

	Number of digital displays added (removed), net, in third quarter	Total number of displays as of September 30, 2024
		Digital	Printed	Total
America[1]:
Billboards[2]	18	1,897	32,995	34,892
Other displays[3]	(2)	609	13,781	14,390
Airports[4]	108	2,650	10,513	13,163
Europe-North	534	16,659	227,321	243,980
Other	55	1,132	3,930	5,062
Total displays	713	22,947	288,540	311,487
1As of September 30, 2024, our America segment had presence in 28 U.S. DMAs.
2Billboards includes bulletins, posters, spectaculars and wallscapes.
3Other displays includes street furniture and transit displays.
4As of September 30, 2024, our Airports segment had displays across nearly 200 commercial and private airports in the U.S. and the Caribbean.
Clear Channel International B.V.
Clear Channel International B.V. (“CCIBV”), an indirect wholly-owned subsidiary of the Company and the borrower under the CCIBV Term Loan Facility, includes the operations of our Europe-North and Europe-South segments and, prior to September 17, 2024, also included Singapore, which is included in “Other.” The financial results of Singapore have historically been immaterial to the results of CCIBV, and revenue and expenses for the Singapore business were further reduced in the first quarter of 2024 due to the loss of a contract. On September 17, 2024, CCIBV sold its equity interest in the Singapore business to another indirect foreign wholly-owned subsidiary of the Company.
As the current and former businesses in the Europe-South segment are considered discontinued operations, results of these businesses are reported as a separate component of Consolidated net income (loss) in the CCIBV Consolidated Statements of Income (Loss) for all periods presented and are excluded from the discussion below.
CCIBV results from continuing operations for the third quarter of 2024 as compared to the same period of 2023 are as follows:
•CCIBV revenue increased 8.1% to $166.4 million from $154.0 million. Excluding the $4.2 million impact of movements in FX, CCIBV revenue increased 5.4% as higher revenue from our Europe-North segment, as described in the above “Results” section of this earnings release, was partially offset by the loss of a contract in Singapore.
•CCIBV operating income was $5.0 million compared to $8.6 million in the same period of 2023.

Liquidity and Financial Position:
Cash and Cash Equivalents:
As of September 30, 2024, we had $201.1 million of cash on our balance sheet, including $56.0 million of cash held outside the U.S. by our subsidiaries (excluding cash held by our business in Spain, which is a discontinued operation).
The following table summarizes our cash flows for the nine months ended September 30, 2024 on a consolidated basis, including both continuing and discontinued operations:

(In thousands)	Nine Months Ended September 30, 2024
Net cash provided by operating activities	$50,480
Net cash used for investing activities[1]	(92,230)
Net cash used for financing activities	(7,542)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(750)
Net decrease in cash, cash equivalents and restricted cash	$(50,042)

Cash paid for interest	$297,118
Cash paid for income taxes, net of refunds	$11,349
1Includes capital expenditures for discontinued operations of $7.9 million.
Debt:
We anticipate having cash interest payment obligations of approximately $137 million during the remainder of 2024, including the first semi-annual interest payment on the 7.875% Senior Secured Notes Due 2030 (the “CCOH 7.875% Senior Secured Notes”), which was paid in October, and $420 million in 2025, assuming that we do not refinance or incur additional debt.
Our next debt maturities are in 2027 when the $1.25 billion aggregate principal amount of 5.125% Senior Secured Notes Due 2027 and the $375.0 million principal amount outstanding under the CCIBV Term Loan Facility become due.
Please refer to Table 3 in this earnings release for additional detail regarding our outstanding debt balance.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and its Subsidiaries:

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$558,988	$526,786	$1,599,281	$1,495,026
Operating expenses:
Direct operating expenses[1]	284,601	271,377	827,063	790,206
Selling, general and administrative expenses[1]	99,845	87,083	291,410	266,292
Corporate expenses[1]	40,948	34,931	125,778	129,427
Depreciation and amortization	57,582	57,699	165,755	186,409
Impairment charges[2]	—	—	18,073	—
Other operating expense, net	3,684	6,179	9,745	10,122
Operating income	72,328	69,517	161,457	112,570
Interest expense, net	(106,995)	(107,391)	(322,060)	(314,624)
Gain (loss) on extinguishment of debt	—	3,817	(4,787)	3,817
Other income (expense), net[3]	(676)	(17,269)	(9,120)	3,722
Loss from continuing operations before income taxes	(35,343)	(51,326)	(174,510)	(194,515)
Income tax benefit attributable to continuing operations	3,800	244	5,991	12,022
Loss from continuing operations	(31,543)	(51,082)	(168,519)	(182,493)
Income (loss) from discontinued operations[4]	(13)	(211,736)	9,246	(152,326)
Consolidated net loss	(31,556)	(262,818)	(159,273)	(334,819)
Less: Net income attributable to noncontrolling interests	984	672	2,104	880
Net loss attributable to the Company	$(32,540)	$(263,490)	$(161,377)	$(335,699)
1Excludes depreciation and amortization.
2Impairment charges for the nine months ended September 30, 2024 relate to the impairment of long-lived assets in certain of the Company’s Latin American businesses.
3Other income (expense), net, includes debt modification expense of $12.0 million for the nine months ended September 30, 2024 and $4.4 million for the three and nine months ended September 30, 2023 related to the debt transactions the Company completed in March 2024 and August 2023, respectively.
4Income (loss) from discontinued operations for the three and nine months ended September 30, 2024 reflects the net income (loss) generated during these periods by operations in Spain. Loss from discontinued operations for the three and nine months ended September 30, 2023 reflects a loss of $200.6 million recognized upon classification of our former business in France as held for sale, which, during the nine months ended September 30, 2023, was partially offset by gains of $96.4 million and $11.2 million from the sales of our former businesses in Switzerland and Italy, respectively. The remaining loss from discontinued operations for the three and nine months ended September 30, 2023 reflects the net loss generated by operations of our Europe-South segment (through the sale date of each business) during the respective period and income tax expense driven by the sale of these businesses.
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Weighted average common shares outstanding – Basic and Diluted	488,947	482,945	487,155	481,289

TABLE 2 - Selected Balance Sheet Information:

(In thousands)	September 30, 2024	December 31, 2023
Cash and cash equivalents	$201,111	$251,652
Total current assets[1]	906,164	957,401
Property, plant and equipment, net	638,680	666,344
Total assets[1]	4,644,526	4,722,475
Current liabilities (excluding current portion of long-term debt)[2]	903,792	883,116
Long-term debt (including current portion of long-term debt)	5,657,391	5,631,903
Stockholders’ deficit	(3,598,242)	(3,450,743)
1Total current assets and total assets include assets of discontinued operations of $134.8 million and $131.3 million as of September 30, 2024 and December 31, 2023, respectively.
2Current liabilities includes liabilities of discontinued operations of $74.0 million and $68.8 million as of September 30, 2024 and December 31, 2023, respectively.
TABLE 3 - Total Debt:

(In thousands)	Maturity	September 30, 2024	December 31, 2023
Debt:
Receivables-Based Credit Facility[1]	August 2026	$—	$—
Revolving Credit Facility[2]	August 2026	—	—
Term Loan Facility[3]	August 2028	425,000	1,260,000
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes	August 2027	1,250,000	1,250,000
Clear Channel Outdoor Holdings 9.000% Senior Secured Notes	September 2028	750,000	750,000
Clear Channel Outdoor Holdings 7.875% Senior Secured Notes[3]	April 2030	865,000	—
Clear Channel Outdoor Holdings 7.750% Senior Notes	April 2028	995,000	995,000
Clear Channel Outdoor Holdings 7.500% Senior Notes	June 2029	1,040,000	1,040,000
Clear Channel International B.V. 6.625% Senior Secured Notes[4]	August 2025	—	375,000
Clear Channel International B.V. Term Loan Facility[4]	April 2027	375,000	—
Finance leases		3,870	4,202
Original issue discount		(7,856)	(2,690)
Long-term debt fees		(38,623)	(39,609)
Total debt		5,657,391	5,631,903
Less: Cash and cash equivalents		(201,111)	(251,652)
Net debt		$5,456,280	$5,380,251
1As of September 30, 2024, we had $54.9 million of letters of credit outstanding and $101.9 million of excess availability under the Receivables-Based Credit Facility.
2Effective August 23, 2024, the borrowing limit of the Revolving Credit Facility decreased from $150.0 million to $115.8 million, in accordance with the terms of the Senior Secured Credit Agreement. As of September 30, 2024, we had $43.2 million of letters of credit outstanding and $72.6 million of excess availability under the Revolving Credit Facility.
3In March 2024, we issued $865.0 million aggregate principal amount of CCOH 7.875% Senior Secured Notes and used a portion of the proceeds therefrom to prepay $835.0 million of borrowings outstanding under our Term Loan Facility. At the same time, we amended our Senior Secured Credit Agreement to, among other things, refinance the $425.0 million remaining principal balance on the Term Loan Facility and to extend its maturity date from 2026 to 2028, subject to certain conditions.
4In March 2024, CCIBV entered into the CCIBV Term Loan Facility, totaling an aggregate principal amount of $375.0 million, and used the proceeds therefrom to redeem all of the outstanding $375.0 million aggregate principal amount of CCIBV Senior Secured Notes.

Supplemental Disclosures:
Reportable Segments and Segment Adjusted EBITDA
The Company has four reportable segments, which it believes best reflect how the Company is currently managed: America, which consists of the Company’s U.S. operations excluding airports; Airports, which includes revenue from U.S. and Caribbean airports; Europe-North, which consists of operations in the U.K., the Nordics and several other countries throughout northern and central Europe; and Europe-South, which consists of operations in Spain, and prior to their sales on March 31, 2023, May 31, 2023 and October 31, 2023, respectively, also consisted of operations in Switzerland, Italy and France. The Company’s remaining operations in Latin America and Singapore are disclosed as “Other.” The Company’s Europe-South segment met the criteria to be reported as discontinued operations during the third quarter of 2023. As such, results of this segment are excluded from this earnings release, which only reflects continuing operations, for all periods presented.
Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
Non-GAAP Financial Information
This earnings release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Corporate expenses, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”). The Company presents this information because the Company believes these non-GAAP measures help investors better understand the Company’s operating performance as compared to other out-of-home advertisers, and these metrics are widely used by such companies in practice. Please refer to the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures below.
The Company defines, and uses, these non-GAAP financial measures as follows:
•Adjusted EBITDA is defined as income (loss) from continuing operations, plus: income tax expense (benefit) attributable to continuing operations; all non-operating expenses (income), including other expense (income), loss (gain) on extinguishment of debt and interest expense, net; other operating expense (income), net; depreciation, amortization and impairment charges; share-based compensation expense included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
The Company uses Adjusted EBITDA as one of the primary measures for the planning and forecasting of future periods, as well as for measuring performance for compensation of Company executives and other members of Company management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by Company management and helps improve investors' ability to understand the Company’s operating performance, making it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
•As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of “Adjusted Corporate expenses,” which the Company defines as corporate expenses excluding share-based compensation expense and restructuring and other costs.
•The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO, which is consolidated net income (loss) before: depreciation, amortization and impairment of real estate; gains or losses from the disposition of real estate; and adjustments to eliminate unconsolidated affiliates and noncontrolling interests. The Company defines AFFO as FFO excluding discontinued operations and before the following adjustments for continuing operations: maintenance capital expenditures; straight-line rent effects; depreciation, amortization and impairment of non-real estate; loss on extinguishment of debt and debt modification expense; amortization of deferred financing costs and discounts; share-based compensation expense; deferred taxes; restructuring and other costs; transaction costs; foreign exchange transaction gain or loss; and other items, including adjustment for unconsolidated affiliates and noncontrolling interest and nonrecurring infrequent or unusual gains or losses.

The Company is not a Real Estate Investment Trust (“REIT”). However, the Company competes directly with REITs that present the non-GAAP measures of FFO and AFFO and, accordingly, believes that presenting such measures will be helpful to investors in evaluating the Company’s operations with the same terms used by the Company’s direct competitors. The Company calculates FFO in accordance with the definition adopted by Nareit. Nareit does not restrict presentation of non-GAAP measures traditionally presented by REITs by entities that are not REITs. In addition, the Company believes FFO and AFFO are already among the primary measures used externally by the Company’s investors, analysts and competitors in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company does not use, and you should not use, FFO and AFFO as an indication of the Company’s ability to fund its cash needs or pay dividends or make other distributions. Because the Company is not a REIT, the Company does not have an obligation to pay dividends or make distributions to stockholders and does not intend to pay dividends for the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.
A significant portion of the Company's advertising operations is conducted in foreign markets, principally Europe, and Company management reviews the results from its foreign operations on a constant dollar basis. The Company presents the GAAP measures of revenue, direct operating and SG&A expenses, corporate expenses and Segment Adjusted EBITDA, as well as the non-GAAP financial measures of Adjusted EBITDA, Adjusted Corporate expenses, FFO and AFFO, excluding movements in foreign exchange rates because Company management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period's amounts in local currency to U.S. dollars using average monthly foreign exchange rates for the same period of the prior year.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, FFO and AFFO, the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similar measures provided by other companies. See reconciliations of loss from continuing operations to Adjusted EBITDA, corporate expenses to Adjusted Corporate expenses, and consolidated net loss to FFO and AFFO in the tables set forth below. This data should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks, which are available on the Investor Relations page of the Company’s website at investor.clearchannel.com.
Reconciliation of Loss from Continuing Operations to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Loss from continuing operations	$(31,543)	$(51,082)	$(168,519)	$(182,493)
Adjustments:
Income tax benefit attributable to continuing operations	(3,800)	(244)	(5,991)	(12,022)
Other (income) expense, net	676	17,269	9,120	(3,722)
(Gain) loss on extinguishment of debt	—	(3,817)	4,787	(3,817)
Interest expense, net	106,995	107,391	322,060	314,624
Other operating expense, net	3,684	6,179	9,745	10,122
Impairment charges	—	—	18,073	—
Depreciation and amortization	57,582	57,699	165,755	186,409
Share-based compensation	6,810	4,987	19,612	15,134
Restructuring and other costs[1]	2,370	834	7,758	20,994
Adjusted EBITDA	$142,774	$139,216	$382,400	$345,229
1Restructuring and other costs for the nine months ended September 30, 2023 include an expense of $19.0 million recorded for the resolution of the investigation of the Company’s former indirect, non-wholly-owned subsidiary, Clear Media Limited.

Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Corporate expenses	$(40,948)	$(34,931)	$(125,778)	$(129,427)
Share-based compensation	6,810	4,987	19,612	15,134
Restructuring and other costs[1]	1,351	569	5,217	20,169
Adjusted Corporate expenses	$(32,787)	$(29,375)	$(100,949)	$(94,124)
1Restructuring and other costs for the nine months ended September 30, 2023 include an expense of $19.0 million recorded for the resolution of the investigation of the Company’s former indirect, non-wholly-owned subsidiary, Clear Media Limited.
Reconciliation of Consolidated Net Loss to FFO and AFFO

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Consolidated net loss	$(31,556)	$(262,818)	$(159,273)	$(334,819)
Depreciation and amortization of real estate	50,754	50,352	144,069	177,986
Net loss (gain) on disposition of real estate (excludes condemnation proceeds)[1]	1,085	202,572	(2,573)	98,093
Impairment of real estate[2]	—	—	16,808	—
Adjustment for unconsolidated affiliates and non-controlling interests	(1,328)	(819)	(3,601)	(1,991)
Funds From Operations (FFO)	18,955	(10,713)	(4,570)	(60,731)
Less: FFO from discontinued operations	40	(10,337)	9,427	(47,672)
FFO from continuing operations	18,915	(376)	(13,997)	(13,059)
Capital expenditures–maintenance	(8,449)	(10,638)	(24,829)	(32,867)
Straight-line rent effect	(2,540)	1,902	(5,446)	4,113
Depreciation and amortization of non-real estate	6,828	7,574	21,686	22,085
Impairment of non-real estate[2]	—	—	1,265	—
Loss or gain on extinguishment of debt and debt modification expense, net	—	551	16,785	551
Amortization of deferred financing costs and note discounts	2,877	2,994	8,715	8,788
Share-based compensation	6,810	4,987	19,612	15,134
Deferred taxes	(6,307)	(3,074)	(12,102)	(18,464)
Restructuring and other costs[3]	2,370	834	7,758	20,994
Transaction costs	3,909	5,311	15,776	6,707
Foreign exchange transaction loss (gain)	(267)	13,735	(4,293)	(7,445)
Other items	2,704	812	4,934	3,270
Adjusted Funds From Operations (AFFO)	$26,850	$24,612	$35,864	$9,807
1Net loss on disposition of real estate for the three and nine months ended September 30, 2023 includes a loss of $200.6 million recognized upon classification of our former business in France as held for sale. During the nine months ended September 30, 2023, this was partially offset by gains of $96.4 million and $11.2 million from the sales of our former businesses in Switzerland and Italy, respectively.
2Impairment charges for the nine months ended September 30, 2024 relate to the impairment of long-lived assets in certain of the Company’s Latin American businesses.
3Restructuring and other costs for the nine months ended September 30, 2023 include an expense of $19.0 million recorded for the resolution of the investigation of the Company’s former indirect, non-wholly-owned subsidiary, Clear Media Limited.

Reconciliation of Loss from Continuing Operations Guidance1 to Adjusted EBITDA Guidance1

	Full Year of 2024
(in millions)	Low	High
Loss from continuing operations	$(165)	$(150)
Adjustments:
Income tax benefit attributable to continuing operations	(4)	(4)
Other expense, net	9	10
Loss on extinguishment of debt	5	5
Interest expense, net	428	430
Other operating expense, net	13	15
Impairment charges	20	20
Depreciation and amortization	219	219
Share-based compensation	26	26
Restructuring and other costs	9	9
Adjusted EBITDA	$560	$580
1Guidance excludes movements in FX
Reconciliation of Loss from Continuing Operations Guidance1 to AFFO Guidance1

	Full Year of 2024
(in millions)	Low	High
Loss from continuing operations	$(165)	$(150)
Depreciation and amortization of real estate	189	189
Net gain on disposition of real estate (excludes condemnation proceeds)	(2)	(2)
Impairment of real estate	19	19
Adjustment for unconsolidated affiliates and non-controlling interests	(5)	(5)
FFO from continuing operations	36	51
Capital expenditures–maintenance	(39)	(42)
Straight-line rent effect	(8)	(8)
Depreciation and amortization of non-real estate	30	30
Loss on extinguishment of debt and debt modification expense	17	17
Amortization of deferred financing costs and discounts	12	12
Share-based compensation	26	26
Deferred taxes	(15)	(15)
Restructuring and other costs	9	9
Foreign exchange transaction gain	(4)	(4)
Other items	26	29
Adjusted Funds From Operations (AFFO)	$90	$105
1Guidance excludes movements in FX.
Conference Call
The Company will host a conference call to discuss these results on October 31, 2024 at 8:30 a.m. Eastern Time. The conference call number is 866-424-3432 (U.S. callers) or +1 215-268-9862 (international callers). A live audio webcast of the conference call will be available on the “Events and Presentations” section of the Company’s investor website (investor.clearchannel.com). A replay of the webcast will be available after the live conference call on the “Events and Presentations” section of the Company’s investor website.

About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month.
For further information, please contact:
Investors:
Eileen McLaughlin
Vice President - Investor Relations
(646) 355-2399
InvestorRelations@clearchannel.com
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this earnings release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance, outlook, long-term forecast, goals or targets; our business plans and strategies; the benefits of the sales of our European businesses; the termination of the agreement to sell our business in Spain and the consequences thereof; expectations about certain markets; the conduct of, and expectations about, international business sales processes; industry and market trends; and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this earnings release include, but are not limited to: continued economic uncertainty, an economic slowdown or a recession; our ability to service our debt obligations and to fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the difficulty, cost and time required to implement our strategy, including optimizing our portfolio, and the fact that we may not realize the anticipated benefits therefrom; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; competition; regulations and consumer concerns regarding privacy, digital services, data protection and the use of artificial intelligence; a breach of our information security measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; environmental, health, safety and land use laws and regulations, as well as various actual and proposed environmental, social and governance policies, regulations and disclosure standards; the impact of the processes to sell our businesses comprising our Europe-North segment and our businesses in Latin America and any process to sell our business in Spain; the impact of the recent dispositions or agreements to dispose of the businesses in our Europe-South segment, including the impact of the termination of the agreement to sell our business in Spain, as well as other strategic transactions or acquisitions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; volatility of our stock price; the impacts on our stock price as a result of future sales of common stock, or the perception thereof, and dilution resulting from additional capital raised through the sale of common stock or other equity-linked instruments; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the effect of analyst or credit ratings downgrades; our dependence on our management team and other key individuals; continued scrutiny and changing expectations from investors, lenders, customers, government regulators, municipalities, activists and other stakeholders; and certain other factors set forth in our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this earnings release. Other key risks are described in the section entitled "Item 1A. Risk Factors" of the Company’s reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2023. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.